Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.

Kenneth S. Ord

Executive Vice President

Chief Financial Officer

(714) 688-7100

www.allianceimaging.com

ALLIANCE IMAGING
REPORTS RESULTS FOR THE
THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003;
ANNOUNCES CHANGES TO THE COMPANY’S BOARD OF DIRECTORS

ANAHEIM, CA—November 3, 2003–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the third quarter and first nine months ended September 30, 2003.

Revenues decreased 0.2% to $105.7 million for the third quarter ended September 30, 2003 from revenues of $105.9 million for the same quarter in 2002, a decrease of $0.2 million.  For the first nine months of 2003, revenues increased 1.7% to $313.7 million from $308.5 million in the same period of the preceding year, a $5.2 million increase.

Alliance’s earnings before interest, taxes, depreciation, and amortization, adjusted for non-cash stock-based compensation expenses, impairment charges, employment agreement costs, and severance and related costs (“Adjusted EBITDA”), decreased 7.8% to $43.8 million for the third quarter of 2003 from $47.5 million for the corresponding quarter of 2002, a decrease of $3.7 million.  For the first nine months of 2003, Adjusted EBITDA decreased 6.3% to $129.3 million from $138.0 million in the same period of 2002, a decrease of $8.7 million.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income (loss), see the table entitled “EBITDA and Adjusted EBITDA” included in the tables following this release.

Alliance incurred the following costs that were excluded from the calculation of Adjusted EBITDA.  Non-cash stock-based compensation expenses totaled $0.4 million in both the third quarter of 2003 and 2002, respectively, and $1.3 million and $1.5 million in the first nine months of 2003 and 2002, respectively.  Employment agreement costs totaled $0.5 million and $2.1 million in the third quarter and first nine months of 2003, respectively, and severance and related costs totaled $0.1 million and $1.9 million in the third quarter and first nine months of 2003, respectively.

Alliance Imaging, Inc.
News Release
November 3, 2003

Also excluded from the calculation of Adjusted EBITDA in the third quarter and first nine months of 2003 were non-cash asset impairment charges of $22.8 million for certain older MRI systems, $0.8 million of impairment charges for certain of its customer contracts, and $41.9 million of impairment charges related to certain goodwill and other intangible assets.   These asset impairment charges were recorded under the requirements of Statements of Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Also included in impairment charges is a $7.7 million charge to reflect the decline in value of an investment in a joint venture.

Earnings per share on a diluted basis (excluding non-cash stock-based compensation expenses, impairment charges, employment agreement costs, and severance and related costs) were $0.15 per share for the third quarter of 2003 compared to $0.21 per share (excluding non-cash stock-based compensation expenses) for the third quarter of 2002.

For the first nine months of 2003, earnings per share on a diluted basis (excluding non-cash stock-based compensation expenses, impairment charges, employment agreement costs, and severance and related costs) were $0.46 per share compared to $0.57 per share (excluding non-cash stock-based compensation expenses) for the corresponding period of 2002.

The net loss per share was $(1.06) for the third quarter of 2003 compared to earnings per share on a diluted basis of $0.20 per share for the third quarter of 2002.  The net loss per share was $(0.80) for the first nine months of 2003 compared to earnings per share on a diluted basis of $0.55 per share for the first nine months of 2002.

For a more detailed discussion and computation of earnings per share, see the table entitled “Earnings (Loss) Per Share” included in the tables following this release.

At September 30, 2003, the Company’s net debt to last twelve months Adjusted EBITDA was 3.3x.  Cash flow provided by operating activities was $37.0 million in the third quarter of 2003 compared to $36.8 million in the corresponding period of the preceding year.  For the nine months ended September 30, 2003 and 2002, cash flow from operating activities totaled $96.5 million and $97.8 million, respectively.  Capital expenditures were $19.1 million in the third quarter of 2003 compared to $13.0 million in the same quarter of 2002.  For the nine months ended September 30, 2003 and 2002, capital expenditures totaled $69.6 million and $50.3 million, respectively.

Paul S. Viviano, President and Chief Executive Officer stated, “We are pleased to report that our Adjusted EBITDA was near the high end of our guidance range.  We continue to focus on our core shared-service MRI business.  Our positron emission tomography (“PET”) modality continues to grow at a rapid rate, with PET revenue in the first nine months of 2003 increasing 100% over the first nine months of last year.  During the third quarter, we opened our third free-standing imaging center in 2003 and plan on opening two more centers during the fourth quarter.”

The Company also announced today that Richard N. Zehner has resigned his position as Chairman of the Board on the Company’s Board of Directors.  Mr. Zehner will remain an employee of Alliance Imaging.  Mr. Viviano commented, “I would like to thank Rick for his outstanding contribution for over 20 years to Alliance Imaging.  Rick is a pioneer of the mobile diagnostic imaging industry, starting with one mobile CT system in 1983.  His leadership has been instrumental in the growth of Alliance Imaging.  We are pleased that we will continue to work with Rick.”

The Company also announced today that Mr. Viviano, who already holds a position on Alliance’s board of directors, has been appointed to the role of Chairman of the Board, filling the position vacated by Mr. Zehner.  Mr. Viviano will continue as President and Chief Executive Officer of the Company.

Alliance Imaging, Inc. is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of free-standing imaging centers.  The Company had 468 diagnostic imaging systems, including 365 MRI systems, and 1,339 clients in 45 states at September 30, 2003.

Investors and all others are invited to listen to a conference call discussing third quarter results.  The conference call is scheduled for November 4, 2003 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 689-9529 (United States) or (706) 645-0319 (International).  Interested parties should call at least ten minutes prior to the conference call to register.  A replay of the call can be accessed until December 4, 2003 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call replay identification number is 3512342.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003

Revenues	$105,920	$105,660	$308,477	$313,728

Costs and expenses:
Operating expenses, excluding depreciation	46,993	49,742	135,876	147,913
Selling, general and administrative expenses	11,451	12,151	34,563	36,482
Employment agreement costs	—	471	—	2,125
Severance and related costs	—	139	—	1,855
Non-cash stock-based compensation	418	418	1,482	1,254
Impairment charges		73,225		73,225
Depreciation expense	17,610	19,955	51,705	56,559
Amortization expense	564	676	1,697	2,029
Interest expense, net of interest income	11,755	10,851	36,114	33,074
Other income	(41)	—	(41)	(243)
Total costs and expenses	88,750	167,628	261,396	354,273

Income (loss) before income taxes	17,170	(61,968)	47,081	(40,545)
Income taxes expense (benefit)	7,125	(11,292)	19,539	(2,402)
Net income (loss)	$10,045	$(50,676)	$27,542	$(38,143)

Earnings (loss) per common share:
Basic	$0.21	$(1.06)	$0.58	$(0.80)
Diluted	$0.20	$(1.06)	$0.55	$(0.80)

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,627	47,929	47,578	47,835
Diluted	49,724	47,929	49,953	47,835

ALLIANCE IMAGING, INC.

EBITDA AND ADJUSTED EBITDA

(in thousands)

EBITDA represents earnings before interest expense, net, other income, income taxes, depreciation and amortization expense.  Adjusted EBITDA represents EBITDA adjusted for employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses.  EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America.  EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity.  EBITDA and Adjusted EBITDA are included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for measuring our operating performance, our ability to satisfy our debt service, capital expenditure and working capital requirements, and because certain covenants in our debt service instruments are based on similar measures.  While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of EBITDA and Adjusted EBITDA are shown below:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003

Net income (loss)	$10,045	$(50,676)	$27,542	$(38,143)
Depreciation expense	17,610	19,955	51,705	56,559
Amortization expense	564	676	1,697	2,029
Interest expense, net	11,755	10,851	36,114	33,074
Other income	(41)	—	(41)	(243)
Income taxes	7,125	(11,292)	19,539	(2,402)
EBITDA	47,058	(30,486)	136,556	50,874
Employment agreement costs	—	471	—	2,125
Severance and related costs	—	139	—	1,855
Impairment charges	—	73,225	—	73,225
Non-cash stock-based compensation	418	418	1,482	1,254
Adjusted EBITDA	$47,476	$43,767	$138,038	$129,333

Revenue	$105,920	$105,660	$308,477	$313,728

EBITDA margin	44.4%	-28.9%	44.3%	16.2%
Adjusted EBITDA margin	44.8%	41.4%	44.7%	41.2%

ALLIANCE IMAGING, INC.

EARNINGS (LOSS) PER SHARE

(in thousands, except per share amounts)

Earnings (loss) per share represents net income (loss) divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses represent the add back of the above noted items, net of tax, divided by the weighted average number of shares of common stock and, in the case of periods that the Company had net income, common stock equivalents outstanding during the quarter.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses are not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses should not be considered in isolation or as a substitute for earnings (loss) per share, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability.  Earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures.  While earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.  The calculations of earnings (loss) per share and earnings (loss) per share, excluding employment agreement costs, severance and related costs, impairment charges, and non-cash stock-based compensation expenses are shown below:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003

Net income (loss), as reported	$10,045	$(50,676)	$27,542	$(38,143)

Add employment agreement costs	—	471	—	2,125
Less income tax effect of employment agreement costs	—	(195)	—	(882)
Add severance and related costs	—	139	—	1,855
Less income tax effect of severance and related costs	—	(58)	—	(770)
Add impairment charges	—	73,225	—	73,225
Less income tax effect of impairment charges	—	(15,964)	—	(15,964)
Add non-cash stock-based compensation	418	418	1,482	1,254
Less income tax effect of non-cash stock based compensation	(173)	(173)	(615)	(520)
	245	57,863	867	60,323
Income excluding employment agreement costs, severance and related costs, impairment charges, non-cash stock-based compensation	$10,290	$7,187	$28,409	$22,180

Earnings (loss) per share - diluted
As reported	$0.20	$(1.06)	$0.55	$(0.80)
Excluding employment agreement costs, severance and and related costs, impairment charges and non-cash related costs and non-cash stock-based compensation	$0.21	$0.15	$0.57	$0.46

Weighted average number of shares outstanding:
Diluted (in periods reported with a loss)		47,929		47,835
Diluted (in periods reported with income)	49,724	48,264	49,953	48,443

ALLIANCE IMAGING, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31, 2002	September 30, 2003
		(Unaudited)

Cash and cash equivalents	$31,413	$19,002
Accounts receivable, net	49,830	52,273
Total current assets	99,502	90,248
Equipment, net	358,607	354,153
Total assets	683,058	629,480
Total current liabilities	55,923	62,463
Long-term debt, including current maturities	608,862	589,552
Stockholders' deficit	(42,309)	(78,619)

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Third Quarter Ended September 30,
	2002	2003

MRI scan-based
Average number of scan-based systems	302.8	308.1
Scans per system per day	9.90	9.54
Total number of MRI scans	221,600	211,100
Price per scan	$366.4	$357.7

PET and PET/CT systems
Number of owned systems at quarter end	22	38
Total number of systems (including unconsolidated joint ventures) at quarter end	25	41

Revenue breakdown (in millions)
Scan-based MRI revenue	$81.2	$75.5
PET revenue	8.0	15.1
Non-scan based MRI and other modalities	16.7	15.1
Total revenues	$105.9	$105.7